UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: December 31, 2013

(Date of earliest event reported)

Banyan Rail Services Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-9043	36-3361229
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2255 Glades Road, Suite 111-E, Boca Raton, Florida	33431
(Address of principal executive offices)	(Zip Code)

561-443-5300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01         Entry Into a Material Definitive Agreement.

On December 31, 2013, Banyan Rail Services Inc. (the “Company”) entered into a demand promissory note (the “Note”) with Banyan Rail Holdings LLC (“Banyan Holdings”) in the amount of $150,000 at an annual interest rate of 10%. The proceeds received were used to fund working capital requirements. Gary O. Marino, the Company’s chairman and chief executive officer, is the president of Banyan Holdings.

The Note is attached to this Form 8-K as an exhibit. The description of the Note above is a summary and is qualified by the full text of the attached document.

Item 2.03         Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures included under Item 1.01 of this current report on Form 8-K are incorporated herein by reference.

Item 3.02.        Unregistered Sales of Equity Securities.

On December 31, 2013, the Company agreed to issue 16,230 unregistered shares of common stock (the “Shares”) to Banyan Holdings to induce Banyan Holdings to loan the Company working capital as described in Item 1.01 of this current report on Form 8-K.

The issuance of the Shares was made in reliance on Section 4(2) of the Securities Act of 1933 for the offer and sale of securities not involving a public offering and Rule 506 of Regulation D of the Securities Act.

Item 9.01.        Financial Statements and Exhibits.

(d)            Exhibits.

10.1         Demand Promissory Note, dated as of December 31, 2013, by and between Banyan Rail Services Inc. and Banyan Rail Holdings LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Banyan Rail Services Inc.

By:	/s/ Christopher J. Hubbert
Name:	Christopher J. Hubbert
Title:	Secretary

Dated January 7, 2014

EXHIBIT INDEX

Exhibit Number	Description

10.1	Demand Promissory Note, dated as of December 31, 2013, by and between Banyan Rail Services Inc. and Banyan Rail Holdings LLC.